Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated July 15, 2011 relating to the consolidated financial statements of Union Agriculture Group Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Ltda.

by	/s/ Omar Cabral (Partner)
Omar Cabral

Montevideo, Uruguay

July 15, 2011